Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Exhibit 10.3

EXCLUSIVE DISTRIBUTION AGREEMENT

This EXCLUSIVE DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into effective as of April 3, 2013 (the “Effective Date”) by and between INNOCOLL Pharmaceuticals Limited, an Irish corporation (collectively with its Affiliates) (“INNOCOLL”), whose principal office is at Athlone Business & Technology Park, Garrycastle, Athlone, Co.   Westmeath Ireland, and Biomet 3i, LLC, (“BIOMET”), a limited liability company whose principal office is at 4555 Riverside Drive, Palm Beach Gardens, Florida 33410.

RECITALS

WHEREAS, INNOCOLL has developed the Product and desires to grant to BIOMET the exclusive right to distribute and sell the Product in the Territory in the Field (as each is defined below);

WHEREAS, BIOMET is willing to act as INNOCOLL’s distributor for the Product in the Territory in the Field; and

WHEREAS, INNOCOLL and BIOMET desire to enter into this Agreement to set forth the terms and conditions of such distribution right and all other rights and obligations of the parties relating thereto.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto intending to be legally bound agree as follows:

Article 1
DEFINITIONS

1.1           “Act” shall mean the United States Food, Drug and Cosmetic Act or other Acts by similar agencies throughout the Territory and the regulations promulgated thereunder, as amended from time to time.

1.2           “Affiliates” shall mean, with respect to either party, those entities controlled by, in control of, or under common control with such party.   A corporation or non-corporate business entity shall be regarded as in control of another corporation or business entity (i) if it owns or directly or indirectly controls a majority of the voting stock or other ownership interest of the other entity, or (ii) in the absence of the ownership of a majority of the voting stock or other ownership interest of such entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.3           “Affiliated Parties” means, in respect of any specified party, all Affiliates, directors, officers, employees and Representatives of such party.

1.4           “cGMP/QSR” shall mean the then-current Good Manufacturing Practices/Quality System Regulations set forth in 21 C.F.R.   Part 820 and 21 C.F.R Parts 210 and 211.

1.5           “Commercially Reasonable Efforts” shall mean the efforts and resources which would be used (including without limitation the promptness in which such efforts and resources would be applied) by such party, consistent with generally-accepted industry standards, with regard to the diligent development, manufacture and commercialization of products of similar market and profit potential at a similar stage in development.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

1.6           “Competitive Products” shall mean purified type I collagen of bovine origin in the form of a non-crosslinked material used for hemostasis and wound management excluding (i) powders or granules of similar material, (ii) cross-linked collagen membranes, (iii) any and all products currently manufactured or sold by BIOMET, and (iv) any and all products manufactured by Collagen Matrix, Inc.

1.7           “FDA” shall mean the Food and Drug Administration of the U.S. Department of Health and Human Services.

1.8           “Field” shall mean all dental applications.

1.9           “Fiscal Quarter” means the calendar quarterly periods ending March 31, June 30, September 30 and December 31.

1.10         “Improvements” shall mean any enhancement to the Product including, but not limited to, line extensions of the Product, packaging of the Product, labeling of the Product, developments in the Product itself, Products as produced by newly developed manufacturing processes or methods, and new applications of the Product in the Field.

1.11         “Intellectual Property” shall mean all patents, including, without limitation, any renewal, extension or other rights therefor, and applications, provisional, divisional, reexaminations, continuations in part, divisions, continuations, reissues, additions, substitutions and registrations for any of the foregoing and all corresponding foreign patents and patent applications of each of the foregoing, technical information, devices, processes, procedures, discoveries, techniques, formulae, software, designs, drawings, data, trade secret, methods, protocols, products, apparatuses and other materials, compositions, mask works, schematics, manufacturing processes, know-how, software programs or applications, manufacturing and production processes and techniques, research and development information, drawings, and specifications; Intellectual Property shall not include any Section 3.2 trademarks or trade names used in connection with the Product.

1.12         “ISO” shall mean the International Standards Organization.

1.13         “Net Sales” means the gross invoiced sales revenues received or receivable by Biomet or its Affiliates from sales of Product, less the following items: (a) *** in amounts customary in the trade (including, but not limited to, ***); (b) ***; (c) charges incurred in connection with *** to the extent separately stated on an invoice.   The supply of Products as commercial samples and for use in clinical studies shall be excluded from the computation of Net Sales.

1.14         “Product” shall mean purified type I collagen of bovine origin in the form of a non-crosslinked material used for hemostasis and wound management as more specifically described in Specifications in Schedule 1.14.   The Product will be delivered as a plug, tape and pad in a variety of sizes or dimensions.   INNOCOLL grants to BIOMET a ninety days (90) right of first refusal to distribute any future Products manufactured by INNOCOLL for the Field.

1.15         “Regulatory Approval” shall mean all registrations, approvals (including, but not limited to, labeling approvals), licenses (including, but not limited to, product and/or establishment licenses, manufacturing sites and reimbursement approval) and authorizations by a Regulatory Authority required for the marketing, importation, exportation, transport, storage, commercial use and sale of the Product in the Territory.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

1.16         “Regulatory Authority” shall mean, with respect to any country, any and all governmental or regulatory bodies or authorities having the authority to approve the import, storage, export, transport, manufacture, sale and/or use of the Product.

1.17         “Representatives” shall include the agents, partners or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) of BIOMET or INNOCOLL, as applicable.

1.18         “Specifications” shall mean the specifications for the Product, including the design, composition, output, product safety assurance, manufacture, packaging, and/or quality control of the Product, as set forth on Schedule 1.19.

1.19         “Territory” shall mean collectively all countries, republics, states, and areas of the world with the exception of The People’s Republic of China, Hong Kong, Macau, Taiwan, Thailand, Philippines, Vietnam, Cambodia, Malaysia, Singapore, Indonesia, Brunei Darrusalam, Laos, and Myanmar.

Article 2
APPOINTMENT AS EXCLUSIVE DISTRIBUTOR

2.1           Scope.   INNOCOLL hereby appoints BIOMET as its sole and exclusive distributor to market, sell, advertise, promote and distribute the Product in the Field in the Territory.   BIOMET hereby accepts such appointment.

2.2           INNOCOLL Exclusivity.   INNOCOLL represents and warrants to BIOMET that INNOCOLL has not entered into any other agreements, written or oral, with any third party permitting the sale or distribution of the Product in the Field in the Territory, and INNOCOLL covenants and agrees that during the Term, INNOCOLL will not enter into any such agreements to sell or distribute the Product in the Territory.

2.3           BIOMET Exclusivity.   BIOMET covenants and agrees that during the Term, BIOMET will not sell or distribute Competitive Products in the Territory.

Article 3
LICENSE; TRADEMARKS

3.1           License.   Subject to the terms of this Agreement, INNOCOLL hereby grants to BIOMET and its Affiliates an exclusive right and license to market, distribute, offer for sale, sell, re-sell, import, support, package, and use the Product in the Field in the Territory.

3.2           Trademarks.   BIOMET shall determine the appropriate private label/name/brand for the Product and apply for trademark registrations as it deems appropriate.   BIOMET shall own said trademarks and the goodwill associated thereto.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Article 4
SUPPLY AND ORDERS FOR PRODUCT

4.1         Supply of Product.

(a)          Supply of Product.   Subject to the terms of this Agreement, INNOCOLL agrees to manufacture and supply BIOMET with quantities of the Product as requested by BIOMET for marketing, sale, re-sale, import and use in the Field in the Territory.

(b)          Minimum Order of Product.   The minimum purchase of Product is set forth in Schedule 4.1 (b).

(c)          Shipment of Product.   INNOCOLL shall deliver the Product, FCA (Incoterms 2000) Saal, Germany or other location as INNOCOLL may identify from time to time in its discretion (the “Shipping Point”) and title and all risk of loss shall pass to BIOMET upon delivery to the designated carrier at the Shipping Point. The parties will cooperate to obtain the best commercial rates for shipping costs.   BIOMET shall arrange for shipping in compliance with the applicable Product requirements regarding temperature, duration and other environmental factors as required to properly preserve the Product without materially impacting its shelf life.   All Product delivered by INNOCOLL shall be suitably packed and marked for shipment to such BIOMET location as BIOMET may designate.   INNOCOLL shall ship all Product in accordance with the instructions specified in BIOMET’s purchase orders.   A Certificate of Analysis (“COA”), specific to testing of each lot/batch, must accompany each shipment.   INNOCOLL shall maintain a copy of each such COA in compliance with cGMP/QSR.   INNOCOLL shall provide a duplicate copy of the COA to BIOMET, upon BIOMET’s request.

(d)          Inspection and Acceptance.   BIOMET shall have the right, at its sole discretion, to inspect each and every shipment of the Product.   BIOMET shall have ten (10) days from receipt of each shipment of Product to inspect the shipment (“Inspection Period”).   BIOMET may reject a shipment (or portion thereof) of Product if any one or more units contained therein fail to conform to the Specifications, by providing INNOCOLL written notice of such rejection prior to the end of the Inspection Period.   BIOMET may then return all or a portion of the shipment of Product to INNOCOLL.

4.2          Product Packaging and Labeling; Promotional Material.

(a)          INNOCOLL shall have all responsibility for sourcing and/or manufacturing all Product packaging, labeling, and instructions for use.

(b)          The packaging of the Product shall designate INNOCOLL as the manufacturer of the Product and BIOMET as the distributor of the Product.   Should BIOMET exercise its rights in Section 3.2 hereof, BIOMET will provide to INNOCOLL the graphic/artwork for the Product packaging.   INNOCOLL will be responsible for the printing costs associated with the Product packaging.

(c)          BIOMET shall, with the assistance of INNOCOLL as described herein, develop and use its own sales and promotional literature in connection with its distribution of the Product in the Field in the Territory.   All costs associated with the development of these products shall be the responsibility of BIOMET.

(d)          All labeling and promotional materials shall be approved by both INNOCOLL and BIOMET regulatory representatives prior to utilization.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Article 5
PRICES AND PAYMENTS

5.1         Purchase Price of the Product.   Payment for Product shall be as follows:

(a)          Initial Purchase Price; Payment Terms.   The initial purchase price of the Product shall be as reflected on Schedule 5(a) (“Initial Purchase Price”).   INNOCOLL may revise the Initial Purchase Price once a fiscal year (June 1) at the anniversary of the Effective Date of the Agreement upon 30 days notice to BIOMET.   The parties will discuss any proposed price increase above *** in any given year.   If in any quarter, Biomet is not required to pay the Additional Purchase Price under this Agreement, the parties will review and revise the Purchase Price as market conditions require.   Payment terms for the Initial Purchase Price are forty five (45) days from BIOMET’s receipt of the Product.   Notwithstanding the above, payment terms for the minimum purchase of Product as set forth in Schedule 4.1(b) are twenty (20) days from BIOMET’s receipt of the Product with the exception of the first payment of *** which is due within seven (7) days of the Effective Date.

(b)          Additional Purchase Price.   In addition to the Initial Purchase Price recited in Section 5(a) above, BIOMET shall pay to INNOCOLL amounts, if any, representing the difference between the Initial Purchase Price and *** of Net Sales (“Additional Purchase Price”). For example, if the Initial Purchase Price of the Product is *** and Net Sales of the Product is ***, the Additional Purchase Price would equate to ***.

(c)          Accounting for Additional Purchase Price.   No later than forty-five (45) days after the end of each Fiscal Quarter, BIOMET shall provide to INNOCOLL a report summarizing the Net Sales of Product within the Territory for the previous Fiscal Quarter and shall provide the calculation of the Additional Purchase Price owing under Section 5.1(b).   Payment terms for the Additional Purchase Price are forty five (45) days from the date the report in this Section 5.1(c) is provided by BIOMET.   Upon request of INNOCOLL and no more that once every twelve (12) months, INNOCOLL may audit the books and records of BIOMET that pertain to sale of the Product specially limited to sales numbers and data and not including customer information.   Such audit shall provide a minimum 30 day notice and be conducted during normal business hours.   Such audit will allow review of gross sales of the Product and specifically excludes the right of audit/inspection of any individual customer accounts or customer lists.

5.2           Resale Prices of Product.   BIOMET may sell the Product at such prices as BIOMET in its sole discretion shall determine.

5.3           Currency of Payments.   All payments due to INNOCOLL under this Agreement shall be made in U.S. Dollars by electronic funds transfer to such bank account as INNOCOLL may designate from time to time.

5.4           Books, Records and Audit Rights.   BIOMET and its respective Affiliates (as applicable) shall maintain accurate books and records regarding sales of the Product in accordance with U.S. generally accepted accounting principles consistently applied by BIOMET in sufficient detail to enable Net Sales of the Product to be determined and to otherwise enable INNOCOLL to determine compliance by BIOMET with the terms of this Agreement.   BIOMET shall, upon thirty (30) days’ written notice, permit one or more auditors appointed by mutual agreement of the parties to enter upon the premises of BIOMET during usual business hours of BIOMET in order to examine records pertaining to this Agreement for the preceding two (2) years, including invoices which are relevant to this Agreement.   The auditors shall

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

agree to be bound by the confidentiality provisions of below.   Said auditor(s) shall provide INNOCOLL with the Net Sales calculation of BIOMET so that payments owned may be verified.   INNOCOLL shall not make more than one such request annually.

5.6         Interest Rate on Undisputed Amounts Due.   All undisputed amounts not paid when due under this Agreement shall bear interest at the rate of six percent (6%) per annum.

Article 6
ADDITIONAL RIGHTS AND OBLIGATIONS OF BIOMET

6.1         Sales and Marketing.

(a)          BIOMET shall at all times during the Term of the Agreement use Commercially Reasonable Efforts to advertise, promote, market, sell and distribute the Product in the Territory in the Field.

(b)          BIOMET shall, at its sole expense, be responsible for the preparation of all sales and marketing materials for the marketing and sale of the Product.   However, BIOMET and INNOCOLL will meet no less than annually to review commercialization-related plans and materials and INNOCOLL will cooperate with BIOMET in the preparation of BIOMET’s sales and marketing materials.

Article 7
ADDITIONAL RIGHTS AND OBLIGATIONS OF INNOCOLL

7.1           Compliance with Laws; Manufacturing.   INNOCOLL shall comply in all material respects with all laws, rules and regulations applicable to the design, manufacture, labeling, packaging, storage and handling of the Product in the Territory, including maintaining qualified manufacturing and quality facilities and/or procedures.   INNOCOLL shall ensure that all third-party manufacturers of any raw materials for the Product comply in all material respects with all laws, rules and regulations applicable to the design, manufacture, labeling and packaging of the Product in the Territory.   Without limiting the generality of the foregoing, INNOCOLL (and all third-party manufacturers of any raw materials for Product) shall implement such quality control systems and procedures as shall be appropriate to ensure compliance with the requirements of ISO and cGMP/QSR, that are applicable to INNOCOLL or such third-party manufacturer as the manufacturer and supplier of the Product.   INNOCOLL shall allow reasonable access to its records, manufacturing facilities, and its third-party manufacturers’ manufacturing facilities and records (if applicable) to allow any Regulatory Authority to conduct full compliance audits or inspections relating to the Product.   Further, the parties shall make Commercially Reasonable Efforts to, within sixty (60) days following the Effective Date but in any event prior to the sale of any Product by BIOMET to third parties, enter into a Quality Agreement in accordance with applicable ISO and cGMP/QSR requirements and regulations, which shall include, without limitation, a joint complaint management process, storage and shipment conditions and controls, product release and environmental, temperature and humidity conditions and controls, as applicable.   INNOCOLL and any third party manufacturer shall ensure that the Products are manufactured in strict compliance with the Specifications.

7.2           Training and Support.   INNOCOLL shall, at INNOCOLL’s reasonable expense, provide to BIOMET copies of all available technical materials (including clinical study reports and summaries) and such other materials, information and knowledge that are owned by INNOCOLL and in INNOCOLL’s possession as are necessary to train sales personnel of BIOMET, its Affiliates and subdistributors in the

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Territory (the “Sales Personnel”).   BIOMET shall be entitled to duplicate, reproduce and distribute such materials to the extent necessary or useful in conducting training of the Sales Personnel.   BIOMET shall be responsible, at its sole cost and expense, for training all Sales Personnel.

7.3           Sales Leads.   INNOCOLL shall promptly forward to BIOMET all leads for sales of Product in the Field in the Territory.

Article 8
PRODUCT WARRANTIES

8.1           Warranty.   INNOCOLL warrants that, as of the time of delivery by INNOCOLL to BIOMET of the Product in accordance with this Agreement, all Product will (a) be free of defects in design, material and workmanship and conform to the Specifications, (b) comply in all material respects with all applicable safety, health and other laws, rules and regulations applicable to the Product in the Territory, and (c) not be adulterated as defined in the Act.

8.2           Product Liability.   INNOCOLL shall be responsible and shall indemnify BIOMET for all claims related to the Product to the extent arising from (a) a defect in the Product, whether design, material, manufacturing, or otherwise based, (b) a material breach of this Agreement by INNOCOLL, and (c) material breach of any law or regulation (that INNOCOLL is required to comply with hereunder) by INNOCOLL.   BIOMET shall be responsible and shall indemnify INNOCOLL for all claims related to the Product to the extent arising from: (a) the negligence or willful misconduct of BIOMET in the storage, inventory, marketing and promotion of products, (b) material breach of this Agreement by BIOMET, and (c) material breach of any law or regulation (that BIOMET is required to comply with hereunder) by BIOMET.

Article 9
REPRESENTATIONS AND WARRANTIES

9.1          INNOCOLL’s Representations, Warranties and Covenants.   INNOCOLL hereby represents and warrants (or covenants, as applicable) to BIOMET that as of the Effective Date and during the Term:

(a)          INNOCOLL is a corporation duly organized, validly existing and in good standing under the laws of Ireland, and this Agreement has been duly authorized by all necessary corporate action.

(b)          INNOCOLL has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(c)          This Agreement has been duly authorized, executed and delivered by INNOCOLL and is the legal, valid and binding obligation of INNOCOLL, enforceable against INNOCOLL in accordance with its terms.

(d)          Neither the execution, delivery and performance by INNOCOLL of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with the charter documents of INNOCOLL, any material contract, agreement or instrument to which INNOCOLL is a party or by which it or its properties are bound, or any judgment, decree, order or

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

award of any court, governmental body or arbitrator by which INNOCOLL is bound, or any law, rule or regulation applicable to INNOCOLL.

(e)         As of the Effective Date, no actions are threatened or pending before any court or governmental agency or other tribunal relating to any of the Products.

(f)         INNOCOLL is not under any obligations inconsistent with the provisions of this Agreement.

(g)        All Product manufactured and sold under this Agreement will have been manufactured, labeled, packaged and sold to BIOMET in accordance with the Specifications and all applicable international, federal, state and local laws and regulations including, but not limited to, the Act and cGMP/QSR.

(h)        No Product delivered pursuant to this Agreement will, at the time of such delivery, be adulterated within the meaning of the Act or within the meaning of any applicable law in which the definition of adulteration is substantially the same as that contained in the Act, as such Act and such laws are constituted and effective at the time of such delivery nor will such Product be an article which may not, under the provisions of such Act, except those relating to misbranding, be introduced into interstate commerce.

(i)         The manufacturing facilities and processes utilized for the manufacture of the Products will, at the time of manufacture, comply with all applicable regulations and similar applicable foreign regulations including, without limitation, applicable cGMP/QSR.

(j)         INNOCOLL and all Product delivered under this Agreement are in material compliance with all applicable worldwide environmental, health, safety and transportation regulations (including, but not limited to, regulations of the U.S. Environmental Protection Agency, U.S. Occupational Safety and Health Administration, and the U.S. Department of Transportation).

(k)        Each item of environmental, health and safety information, including but not limited to, all MSDSs, related to the Product or INNOCOLL supplied by INNOCOLL under this Agreement shall be complete and accurate on the date on which it is supplied to BIOMET.

(l)         INNOCOLL owns all of the rights, title and interest in and to the INNOCOLL Intellectual Property necessary for INNOCOLL to enter into this Agreement and perform its obligations hereunder.

(m)       INNOCOLL is not aware of any third party Intellectual Property that would be infringed by BIOMET’s exercise of the license granted to BIOMET and INNOCOLL has not received any communication (verbal or otherwise) from any third party alleging that the Product infringes any third party Intellectual Property rights.

(n)        INNOCOLL shall, throughout the Term of this Agreement and for a period of twenty-four (24) months thereafter, maintain a system that is capable of tracking all source materials for the Product and shall, upon request, provide all such data to BIOMET and the applicable Regulatory Authorities.   Within sixty (60) days of the Effective Date, the parties shall enter into a written Quality Agreement for the product.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

9.2          BIOMET’s Representations and Warranties.   BIOMET hereby represents and warrants to INNOCOLL that as of the Effective Date and during the Term:

(a)          BIOMET is duly organized, validly existing and in good standing under the laws of Florida and this Agreement has been duly authorized by all necessary company action.

(b)          BIOMET has all necessary power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(c)          This Agreement has been duly authorized, executed and delivered by BIOMET and is the legal, valid and binding obligation of BIOMET, enforceable against BIOMET in accordance with its terms.

(d)          Neither the execution, delivery and performance by BIOMET of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with the charter documents of BIOMET, any material contract, agreement or instrument to which BIOMET is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which BIOMET is bound, or any law, rule or regulation applicable to BIOMET.

(e)          BIOMET is not under any obligations inconsistent with the provisions of this Agreement.

(f)          The Product manufactured and sold under this Agreement, when labeled as directed by BIOMET will not at the time of such sale be misbranded within the meaning of the Act or within the meaning of any applicable law in which the definition of misbranding is substantially the same as that contained in the Act, as the Act and those laws are constituted and effective at the time of such sale.

Article 10
REGULATORY SUBMISSIONS

10.1        Regulatory Approvals.   INNOCOLL shall be responsible for all regulatory activities relating to the Product required to obtain and maintain Regulatory Approvals and authorizations in the Territory, including any Regulatory Approvals required due to the private label/name/brand (as recited in Section 3.2 hereof).   All approvals shall be obtained in the name of INNOCOLL unless legally required otherwise or if the parties agree that it is appropriate, in which case, BIOMET or its designee may hold such approval in trust for INNOCOLL, and on termination of this Agreement shall transfer such approval to INNOCOLL or its designee.

10.2        Pricing and Reimbursement Approvals.   BIOMET shall be responsible for all regulatory, administrative, and third party payor-related activities relating to pricing and reimbursement approvals for the Product in the Territory (and any country therein).   BIOMET shall have the right to consult with INNOCOLL on the planning and development of all documentation with respect thereto and INNOCOLL shall cooperate with BIOMET’s efforts in this regard.

10.3        Remedial Actions.   Each party will notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that the Product may be subject to any recall, corrective action or other regulatory action (other than a corrective and preventive action (“CAPA”) under

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

the Act) taken either by virtue of applicable federal, state, foreign or other law or regulation or good business judgment (a “Remedial Action”).   The parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting Remedial Action; provided that BIOMET shall have sole responsibility for collecting information from its customers, including customer complaints.   INNOCOLL shall determine whether to commence any Remedial Action with respect to the Product.   Each party will maintain adequate records to permit the parties to trace the manufacture of the Product and the distribution and use of the Product.   In the event INNOCOLL determines that any Remedial Action with respect to the Product should be commenced, or Remedial Action is required by any governmental authority having jurisdiction over the matter, BIOMET shall use Commercially Reasonable Efforts to conduct such Remedial Action.   INNOCOLL shall use Commercially Reasonable Efforts to cooperate with BIOMET in implementing any such Remedial Action to the extent such cooperation is necessary to effect the Remedial Action.   INNOCOLL shall have sole responsibility for handling any CAPAs in a reasonable manner.   BIOMET shall cooperate with INNOCOLL to the extent reasonably requested by INNOCOLL in handling any CAPA.   Any costs and expenses incurred by either party in connection with a Remedial Action shall be borne by the party whose acts or omissions caused or resulted in the necessity for such Remedial Action, and such party shall reimburse or credit the other party for any such costs or expenses.

10.4        Pharmacovigilance and Reporting.

(a)          Pharmacovigilance Agreement.   The parties’ system for exchanging safety information on the Product is attached hereto as Schedule 10.4.   Said Agreement shall be executed within ninety (90) days of the Effective Date of this Agreement.

(b)          Adverse Event Reporting.   The parties shall report to each other all information necessary to make timely reports as required by any Regulatory Authority or other authorized authority in the United States and the Territory regarding the Product.   Further, the parties shall use Commercially Reasonable Efforts to, within one hundred (100) days following the Effective Date but in any event prior to the sale of any Product by BIOMET to third parties in the marketing Territory, enter into a written agreement regarding adverse event reporting and procedures acceptable to the parties.

(c)          Notification of Complaints.   Each party shall (i) notify the other party within five (5) business day of any information concerning any complaint involving the possible failure of the Product to meet any requirement of applicable law or regulation, and any serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidents associated with the distribution of the Product, whether or not determined to be attributable to the Product, (ii) promptly provide to the other party copies of any complaints, and provide at the time of submission copies of any submissions to any Regulatory Authority regarding such complaints, and (iii) with respect to adverse events, comply as required.   BIOMET shall have responsibility for investigating such complaint, with cooperation and assistance from INNOCOLL.

10.5         Notification of Threatened Action.   Each party shall immediately notify the other party of any information it receives regarding any threatened or pending action, inspection or communication by or from any party, including, without limitation, a Regulatory Authority which may affect the safety or efficacy claims of the Product or the continued marketing of the Product.   Upon receipt of such information, the parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

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10.6        Audits.

(a)          INNOCOLL will give BIOMET reasonable access to its records and manufacturing facilities (and will obtain sufficient rights to give BIOMET reasonable access to the records and manufacturing facilities of any manufacturer of the Product), to allow BIOMET to conduct full compliance audits relating to the Product (including with respect to its manufacture and packaging), at BIOMET’s expense, as reasonably deemed necessary by BIOMET, but no more frequently than once in any twelve (12) month period unless any such audits reveal material failure to comply with its obligations under this Agreement or failure to comply with any law, rule or regulation related to the manufacturing, handling, storage or transport of the Product in which case there shall be no limitation of the frequency of such compliance audits until such material compliance problems have been corrected.   The audit shall be conducted by BIOMET personnel and any of its designated third party Representatives each of whom shall, in connection with their participation in such audit, agree to execute a confidentiality agreement in favor of INNOCOLL.   In furtherance of this right, INNOCOLL agrees that it shall specifically obtain from any and all third-party manufacturers of the Product or any source material therefor, a right of BIOMET to conduct audits of such manufacturer’s records and facilities.   The audit may include, without limitation, records relating to manufacturing compliance with the Specifications, compliance with quality control and inspection reports procedures, compliance with cGMP/QSR, regulatory compliance, and after certification has been obtained, compliance with ISO 13485:2003.   Such audits will be conducted during INNOCOLL’s normal business hours, after thirty (30) days prior written notice to INNOCOLL by BIOMET, and at times mutually agreeable to the parties.   INNOCOLL will make its regulatory compliance and quality assurance personnel (and such personnel of any sub-contractors, if applicable) reasonably available to BIOMET in connection with such audits.   If BIOMET recommends any corrective actions to INNOCOLL in connection with such audits, INNOCOLL shall take any corrective action reasonably recommended by BIOMET within ninety (90) days of receipt of any corrective action recommendations, if possible, or will inform BIOMET in writing of the reasons why INNOCOLL believes such corrective action is not required or necessary, or cannot be completed within such ninety (90) day period.   BIOMET shall be given access to audit any corrective action.   In the event that INNOCOLL is not manufacturing the Product and is using a third party to manufacture the Product, INNOCOLL shall obtain all rights necessary from such third party to enable BIOMET to exercise all of its rights under this Agreement.

(b)          BIOMET will give INNOCOLL reasonable access to its records and facilities (and will obtain sufficient rights to give INNOCOLL reasonable access to the records and facilities of its sub-distributors and Affiliates), to allow INNOCOLL to conduct reasonable compliance audits relating to the Product (including with respect to its complaint handling, maintenance of adequate documentation, etc.), at INNOCOLL’s expense, as reasonably deemed necessary by INNOCOLL, but no more frequently than once in any twelve (12) month period unless any such audits reveals a material failure by BIOMET (or its sub-distributors and Affiliates, if applicable) to comply with this Agreement or any applicable law relating to its obligations under this Agreement with respect to the Product in which case there shall be no limitation of the frequency of such compliance audits with respect to the entity for which the material failure was identified, until such material failures have been corrected at which time the frequency shall be restored to once in any twelve (12) month period.   The audit shall be conducted by INNOCOLL personnel and any of its designated third party Representatives each of whom shall, in connection with their participation in such audit, agree to execute a confidentiality agreement in favor of BIOMET.   In furtherance of this right, BIOMET agrees that it shall specifically obtain from any and all third-party or Affiliate distributors of the Product a right of INNOCOLL to conduct audits of such party’s records and facilities.   The audit may include, without

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limitation, records relating to compliance with quality control and inspection reports procedures, compliance with ISO, and other applicable requirements.   Such audits will be conducted during BIOMET’s normal business hours, after thirty (30) days prior written notice to BIOMET by INNOCOLL, and at times mutually agreeable to the parties.   BIOMET will make its regulatory compliance and quality assurance personnel (and such personnel of any sub-distributors, if applicable) reasonably available to INNOCOLL in connection with such audits.   If INNOCOLL recommends any corrective actions to BIOMET in connection with such audits, BIOMET shall take any corrective action reasonably recommended by INNOCOLL within ninety (90) days of receipt of any collective action recommendations, if possible, or will inform INNOCOLL in writing of the reasons why BIOMET believes such corrective action is not required or necessary, or cannot be completed within such ninety (90) day period.   INNOCOLL shall be given access to audit any corrective action.   In the event that BIOMET is not distributing the Product and is using third parties to distribute the Product, BIOMET shall obtain all rights necessary from such third parties to enable INNOCOLL to exercise all of its rights under this Agreement.

10.7         Regulatory Inspections.   INNOCOLL will promptly notify BIOMET and provide copies of any notice of observations or warnings, requests for Remedial Action, CAPAs or other adverse findings issued by the FDA, ISO or other federal, state, or local regulatory agency following an inspection of its facilities at which the Product is manufactured, which relates to the manufacture, assembly, or packaging of the Product, and shall further provide BIOMET with information about the progress and outcome of any actions taken in response to any such notices, warnings, requests or findings.   BIOMET shall, at its discretion, have the right to attend any INNOCOLL meetings with the FDA, ISO or any other federal, state or local regulatory agency that relate to the Product in the Territory.

Article 11
INTELLECTUAL PROPERTY

11.1         Product Trademarks.   In the event BIOMET does not exercise its rights as recited in Section 3.2 hereof, this Agreement allows BIOMET the right to display or use the CollaCare® and ZorprevaTM trademarks of INNOCOLL in so far as it is clear that the application of the Trademark is for dental applications only.

11.2         Ownership of Intellectual Property.   INNOCOLL will retain all ownership and control of the Intellectual Property, and will maintain all rights in the Intellectual Property that protects the Product.

Article 12
CONFIDENTIAL INFORMATION

12.1         Confidentiality.   Each party acknowledges that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to such party (“Confidential Information”) will be furnished by the other party or such other party’s Representatives.   Each party agrees that any Confidential Information furnished by the other party or such other party’s Representatives will not be used by it or its Representatives except in connection with, and for the purposes of, the promotion, marketing, distribution and sale of Product and for any other purpose permitted under this Agreement and, except as provided herein, will not be disclosed by it or its Representatives without the prior written consent of the other party.   Notwithstanding the foregoing, Confidential Information furnished by a party may be disclosed by a receiving party to such receiving party’s professional advisors or such receiving party’s bona fide potential purchasers, acquirers, investors, bankers and lenders, and the professional advisors of the foregoing; provided that such

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persons need to know the disclosed information and agree to be bound by the receiving party’s obligation of confidentiality with respect to such information.   The parties further agree that all Confidential Information shall be clearly marked “CONFIDENTIAL” or, if furnished in oral form, shall be stated to be confidential by the party disclosing such information at the time of such disclosure and reduced to a writing by the party disclosing such information which is furnished to the other party or such other party’s Representatives within forty-five (45) days after such disclosure.

12.2         Exceptions.   The confidentiality obligations of each party do not extend to any Confidential Information furnished by the other party or such other party’s Representatives that (a) is or becomes generally available to the public other than as a result of a disclosure by the recipient party or its Representatives, (b) is or becomes generally available to the public as a result of a disclosure specifically permitted, (c) was available to the recipient party or its Representatives on a non-confidential basis prior to its disclosure thereto by the other party or such other party’s Representatives, (d) can be demonstrated by the recipient party that it was independently developed by the recipient party without reference to any Confidential Information of the other party, or (e) becomes available to such party or its Representatives on a non-confidential basis from a source other than the other party or such other party’s Representatives; provided, however, that such source is not bound by a confidentiality agreement with the other party or such other party’s Representatives.

12.3         Legally Required Disclosures.   If the party receiving any Confidential Information or any of its Representatives (the “Receiving Party”) is required by law, rule or regulation or by order of a court of law, administrative agency, or other governmental body (including the United States Securities and Exchange Commission) to disclose any of the Confidential Information, the Receiving Party will (a) promptly provide the other party (the “Disclosing Party”) with reasonable advance written notice if at all possible to enable the Disclosing Party the opportunity to seek a protective order or to otherwise prevent or limit such legally required disclosure, (b) use Commercially Reasonable Efforts to cooperate with the Disclosing Party to obtain such protection, and (c) disclose only the legally required portion of the Confidential Information.   Any such legally required disclosure will not relieve the Receiving Party from its obligations under this Agreement to otherwise limit the disclosure and use of such information as Confidential Information.

12.4         Compelled Disclosure.   In the event that either party or its Representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by the other party or such other party’s Representatives or the fact that such Confidential Information has been made available to it, such party agrees that it or its Representatives, as the case may be, will provide the other party with prompt written notice of such request(s) so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.   In the event that such protective order or other remedy will not be obtained, or that the other party waives compliance with the provisions of this Agreement, such party agrees that it will furnish only that portion of such Confidential Information that is legally compelled and will exercise Commercially Reasonable Efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

12.5         Survival.   The obligations of the parties under this Article 12 shall survive the expiration or earlier termination of this Agreement for a period of five (5) years.

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Article 13
INDEMNIFICATION; INSURANCE REQUIREMENTS

13.1         Indemnity.   The Parties agree to indemnify, defend and hold harmless each other and their permitted subdistributors, subagents and permitted sublicensees (and the Affiliated Parties of any of the foregoing) (collectively, the “Indemnified Parties”) from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys’ fees and disbursements of counsel, incurred by any of the Indemnified Parties in connection with any third party claims arising out of or relating to (i) any material breach by a party of its representations, warranties, covenants and agreements under this Agreement which directly results in the alleged injury, (ii) actions, suits or proceedings alleging personal injury or death, including any product liability claims, or any damage to any property only to the extent it is claimed that the personal injury, death or property damage was caused by the failure of the Product to conform to the Specifications at the time of delivery to BIOMET under this Agreement, except to the extent resulting from the negligence or willful misconduct of, or material breach of this Agreement by, a party which directly results in the alleged injury, (iii) allegations that the Intellectual Property, or the use thereof in accordance with this Agreement, or the exercise of any rights or licenses granted to the parties and their Affiliates under this Agreement, violates, infringes upon or misappropriates the Intellectual Property rights of any third party, and (iv) any negligent or willful act or omission on the part of either party in performing its obligations under this Agreement.

13.2         Third-Party Claims.   In the event of a third-party claim giving rise to indemnification hereunder, either party may, upon prior written notice to the other party, assume the defense of such claim with counsel reasonably satisfactory to the other party, and shall thereafter be liable for all expenses incurred in connection with such defense, including attorneys’ fees and expenses.

13.3         Third-Party Infringement.   Each party shall promptly notify the other party in writing of any infringement or violation by any third party of any Intellectual Property rights related to the Product of which it becomes aware.   In the case of any infringement or violation by any third party in the Territory of any INNOCOLL Intellectual Property rights related to the Product, INNOCOLL shall have the right but not the obligation, at its sole expense, to exercise its rights (including, without limitation, common law and statutory rights) to cause such third party to cease such infringement and to otherwise enforce such rights.   If INNOCOLL exercises such right, INNOCOLL shall select legal counsel and pay all legal fees and costs of prosecution of such action.   INNOCOLL shall have one hundred and twenty (120) days from the date it is notified in writing of the infringement or violation to elect to exercise its rights to cause such third party infringement to cease.   INNOCOLL shall be entitled to retain all amounts received as a result of settlement or judgment of such action.   In the event that INNOCOLL elects not to exercise its right or fails to elect to exercise its right within the one hundred and twenty (120) days, BIOMET shall have the right but not the obligation, at its option and at its own expense, to prosecute any action to enjoin such infringement or violation or to prosecute any claim for damages.   BIOMET shall be entitled to retain all amounts received as a result of settlement or judgment of such action.   INNOCOLL shall permit the use of its name in all such suits, sign all necessary papers, and reasonably cooperate, at BIOMET’s expense, to facilitate such actions.   BIOMET shall incur no liability to INNOCOLL as a consequence of such litigation, the conduct of such litigation or any unfavorable decision resulting from it, including a holding of any of the Intellectual Property invalid or unenforceable.

13.4         Infringement Defense.   In the event either party receives notice of any claim that the manufacture, use or sale of the Product infringes the rights of a third party, it shall give prompt notice to the other party and shall discuss in good faith alternative strategies for addressing the matter and cooperate with each other to terminate such infringement without litigation.   After such discussion,

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INNOCOLL shall have the right and obligation, at its sole cost and expense, to defend against such claim.   BIOMET shall provide, at INNOCOLL’s sole expense, such assistance and cooperation to INNOCOLL as may be reasonably necessary to defend any such action, and INNOCOLL shall have the right to settle such action for monetary damages, provided such settlement includes a complete and absolute release of BIOMET.   Notwithstanding anything to the contrary, INNOCOLL may not settle any claims for fines, penalties or the like or in any way adverse to BIOMET without the prior written consent of BIOMET, which shall not unreasonably be withheld or delayed.

13.5         Cooperation as to Indemnified Liability.   Each party hereto shall reasonably cooperate with other party with respect to access to books, records, or other documentation within such party’s control, if deemed reasonably necessary or appropriate by any party in the defense of any claim, which may give rise to indemnification hereunder.

13.6         Insurance Requirements.   To provide sufficient protection to both INNOCOLL and BIOMET, INNOCOLL and BIOMET will, individually, at its own cost and expense, obtain and maintain in full force and effect, during the Term, Commercial General Liability insurance including Product Liability, Completed Operations and Broad Form Contractual Liability, with limits of liability of not less than Five Million US Dollars (US$ 5,000,000) covering each its duties and obligations under this Agreement.   Insurance carriers must be rated A-, VII or better by A.M. Best Company.   If the insurance policy is written on a claims-made basis, then the coverage must be kept in place for at least seven (7) years after the termination of this Agreement.   Any and all policy deductibles shall be assumed respectively by INNOCOLL and BIOMET.   Policies held respectively by INNOCOLL and BIOMET shall be considered primary and bear no relationship to any policies held by the other.   INNOCOLL and BIOMET will each furnish each other with a certificate of insurance within thirty (30) days of the Effective Date of this Agreement evidencing that such insurance is in effect and that a minimum of thirty (30) days notice must be given to the other party prior to any cancellation or material changes to the policy.

Article 14
TERM AND TERMINATION

14.1        Term.   This Agreement shall take effect as of the Effective Date and shall continue in force and effect for a period of fifteen (15) years (the “Term”).

14.2        Termination.   This Agreement may be terminated in accordance with the following provisions:

(a)          Either party may terminate this Agreement for any reason during the first two years of the Term by providing a six (6) month written notice of termination.

(b)          Either party may terminate this Agreement for any reason during the remainder of the Term by providing an eighteen (18) month written notice of termination.

(c)          Either party may terminate this Agreement by giving notice in writing to upon ninety (90) days for a monetary breach and upon one hundred twenty (120) days for a non-monetary breach.

(d)          Either party may terminate this Agreement in the event that a third party files against either party an action for infringement of third party patents based on the sale and use of the Product if, within one hundred and eighty (180) days from receipt of first notice of such alleged

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infringement, the alleged infringement claim has not been resolved by a settlement or positive decision in favor of INNOCOLL or BIOMET, or by the substitution of a non-infringing Products.

(e)          Upon written notice to INNOCOLL, BIOMET shall have the right to terminate this Agreement without any resulting liability in the event that any Regulatory Approval is withdrawn or rejected by the applicable Regulatory Authority in the Territory.

14.3       Rights and Obligations On Termination.   Upon any termination or expiration of this Agreement, (i) each party shall promptly deliver to the other party or destroy all Confidential Information of the other party, including materials, samples and documents of the other party, subject to either party retaining a copy of the other party’s Confidential Information solely for any purpose contemplated by this Agreement or as may be required by law and (ii) BIOMET shall cease marketing, promoting or otherwise using the Product immediately after the resale of any inventory.

14.4       Effect of Termination.   Except as otherwise provided in this Agreement:

(a)          Termination or expiration of this Agreement shall not release either party from the obligation to make payment of all amounts due and payable as of the applicable expiration or termination date.

(b)          The terminating party shall have the right, at its option, to cancel any or all purchase orders that provide for delivery after the effective date of termination.   BIOMET shall reimburse INNOCOLL at its actual cost therefor, for any materials held as safety stock, in process materials, active materials, excipients and Product specific labels and inserts not otherwise useable or saleable by INNOCOLL after use, by INNOCOLL, of Commercially Reasonable Efforts to mitigate any such loss.

(c)          Upon termination, at INNOCOLL’s election (i) BIOMET shall be permitted to resell any inventory of the Product on hand, or en route, or which has been ordered from INNOCOLL at the time of termination or (ii) INNOCOLL shall be required to purchase BIOMET’s inventory at the Initial Purchase Price paid by BIOMET.

(d)          INNOCOLL’s indemnification obligations shall survive termination of this Agreement.

Article 15
MISCELLANEOUS

15.1       Relationship of Parties.   The relationship of the parties established by this Agreement is solely that of independent contractors, and nothing shall be deemed to create or imply any employer/employee, principal/agent, partner/partner or co-venturer relationship, or that the parties are participants in a common undertaking.   Neither party shall have the right to direct or control the activities of the other party or incur or assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party or bind such other party to any obligation for any purpose whatsoever.

15.2       Entire Agreement.   This Agreement, including the exhibits and schedules attached hereto and incorporated as an integral part of this Agreement, constitutes the entire agreement of the parties

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with respect to the subject matter hereof, and supersedes all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement.

15.3        No Waiver; Amendment.   No waiver of any term or condition of this Agreement shall be valid or binding on any party unless agreed to in writing by the party to be charged.   The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.   This Agreement may not be amended or modified except by the written agreement of the parties.   All purchase orders are subject to the terms and conditions of this Agreement, and any attempt by such purchase order to alter or modify the terms and conditions of this Agreement shall be void.

15.4        Partial Invalidity.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect.   The parties agree to renegotiate in good faith, or instruct the court to rewrite, any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

15.5        Assignment.

(a)          Except as provided in subsection (b), neither party may assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other party.

(b)          Unless prohibited by law, either party may assign or otherwise transfer (whether by operation of law, change of control or otherwise) its rights and obligations under this Agreement, without the prior written consent of the other party, (A) to an Affiliate, provided that the assigning party remains responsible for the performance of this Agreement by such Affiliate or (B) in connection with a sale of all or substantially all of the assets or equity of the business entity, division or unit, as applicable, that, in the case of INNOCOLL, manufactures or sells, or, in the case of BIOMET, markets, distributes or sells the Product, provided that in the case of such an asset sale such assignee agrees to be bound by the terms of this Agreement.   Prior to or promptly after any assignment not requiring consent of the other party, the assigning party shall give the other party notice of the assignment.

(c)          Any attempted assignment or transfer in violation of this provision shall be null and void.   All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties.

15.6        Force Majeure.   Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money), to the extent caused by an event outside the affected party’s reasonable control, shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay.   Such events (hereinafter referred to as “Force Majeure” events) shall include without limitation, acts of God; acts of public enemies; war, insurrections; riots; injunctions; embargoes; labor disputes affecting third parties providing services to a party under this Agreement (including strikes, lockouts, job actions, or boycotts); fires; explosions; floods; shortages of material or energy; acts or orders

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of any government or agency thereof or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected.   The party so affected shall give prompt written notice to the other party of such cause and a good faith estimate of the continuing effect of the Force Majeure condition and duration of the affected party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible.

15.7         Governing Law.   The validity, interpretation, and enforcement of this Agreement and all matters arising directly and indirectly from this Agreement shall be governed by the internal laws of the State of New York, without regard to any conflicts or choice of law rules.

15.8         Remedies.   The exercise of any remedies hereunder shall be cumulative and in addition to and not in limitation of any other remedies available to such party at law or in equity.

15.9         Further Assurances.   Each party agrees to cooperate fully with the other and execute such instruments, documents and agreements and take such further actions to carry out the intents and purposes of this Agreement.

15.10       Counterparts; Facsimile.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one instrument.   For purposes hereof, a.pdf copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

15.11       Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be provided by carrier to the other party at the following address (or at such other address for which such party gives notice hereunder):

If to BIOMET:	BIOMET 3i LLC
4555 Riverside Drive
Palm Beach Gardens, Florida 33410
USA
Attention: President

with a copy to:

BIOMET 3i LLC
4555 Riverside Drive
Palm Beach Gardens, Florida 33410
USA
Attention: General Counsel

with a copy to:

BIOMET 3i LLC
4555 Riverside Drive
Palm Beach Gardens, Florida 33410
USA
Attention: Chief Operating Officer

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If to INNOCOLL:	INNOCOLL Pharmaceuticals Limited
Athlone Business & Technology Park,
Garrycastle, Athlone, Co. Westmeath
Ireland
Attention: President

with a copy to:

INNOCOLL Holdings, Inc.
42662 Kitchen Prim Ct
Ashburn, VA 20148
Attn: Dr. Michael Myers

And

White and Williams LLP
1650 Market Street
One Liberty Place, Suite 1800
Philadelphia, PA 19103-7395
Attn: Michael J. Mentzel, Esquire

15.12      Construction; Interpretation.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.   Any article, section, recital, exhibit, schedule and party references are to this Agreement unless otherwise stated.   No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

15.13      Press Releases and Announcements.   Neither party may issue any press release or make any public announcement concerning the transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed).

15.14      Compliance Requirements And Obligations.

(a)          In addition to its other obligations as set forth herein, INNOCOLL agrees that it will abide by, and will cause all of its Affiliates and the respective directors, officers, employees, agents, or representatives of such companies, or any other person or entity acting on behalf of INNOCOLL, or any of its subsidiaries in connection with INNOCOLL’s performance of its obligations hereunder (the “Relevant Agent(s)”) to abide by all applicable laws and regulations, which may include, but not be limited to, the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Bribery Convention”) and its national country enabling legislation; the U.S. Foreign Corrupt Practices Act (“FCPA”); the Italian Legislative Decree 231 of 8 June 2001 (“Italian Law 231”); the U.K. Bribery Act 2010 (“Bribery Act”); and any other law that may govern its activities from time to time, including, but not limited to, any law or regulation prohibiting bribery in any form.   By way of example and not limitation, INNOCOLL shall not offer, pay, or promise to pay, any money, advantage, or item of value, directly or indirectly, to any person, including any Government Official, to purchase Product.   For these purposes, a “Government Official” shall include any employee of any governmental entity,

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political party, or public international organization, any political party official, or any candidate for public office in any jurisdiction, and shall include, but not be limited to, any health care professional in a state sponsored health care system and/or facility.

(b)          INNOCOLL represents that it has fully disclosed, and will continue to fully disclose, to BIOMET if any person employed by or connected with it or with any of its Relevant Agents during the term of this Agreement becomes a Government Official of any governmental agency or corporation owned by or organized under the laws of any government of the Territory or of any jurisdiction in which INNOCOLL’s obligations under this Agreement are performed.   INNOCOLL further represents that no part of the proceeds of the sale of the Products or any, if any, paid hereunder will inure to or for the benefit of any person, including any Government Official, which payment is in violation of any applicable law or regulation, including but not limited to the FCPA, the Bribery Act, Italian Law 231, or the OECD Bribery Convention.

(c)          INNOCOLL agrees that should it become aware of any behavior by itself or its Relevant Agent(s) that violates or is likely to violate any applicable law and/or regulation, including, but not limited to, the FCPA, the Bribery Act, the OECD Bribery Convention, and any other applicable law or regulation prohibiting bribery in any form, INNOCOLL will immediately notify BIOMET through BIOMET’s compliance website www.ethicspoint.com, which provides international reporting telephone numbers or on-line reporting options.

(d)          INNOCOLL acknowledges that should BIOMET be made or become aware of any allegations, suspicions or evidence of improper or unethical conduct that would raise questions concerning compliance with this Section, then BIOMET is entitled to fully investigate such allegations, in which event INNOCOLL shall fully cooperate in a timely manner and cause its Relevant Agents to cooperate fully with such investigation by BIOMET or any third party appointed by BIOMET to perform such investigation.

(e)          If, pursuant to any investigation conducted by BIOMET or otherwise, BIOMET concludes, based on a good faith belief, that INNOCOLL or any of its Relevant Agents have violated the representations made by INNOCOLL under this Section, BIOMET is entitled to terminate, with immediate effect, this Agreement and any other agreement INNOCOLL or any of its Relevant Agents may have entered into with BIOMET or any of its affiliates (termination hereunder constituting an event of default under any such other agreement), and no damages will accrue to INNOCOLL or any Relevant Agent on account of such termination.   Furthermore, INNOCOLL, shall further indemnify and hold BIOMET and its affiliates harmless against any and all claims, losses and damages arising from or related to such breach or termination of the Agreement, or both.

(f)          INNOCOLL will not make any kind of payments or offer any other kind of benefits to any health care professionals in connection with the sale or of the Products.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

BIOMET 3i LLC

By:	/s/ B. Doedens

Name:	B. Doedens
Title:	President

INNOCOLL PHARMACEUTICALS LIMITED

By:	/s/ Denise Carter

Name:	Denise Carter
Title:	EVP Business Development

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Schedule 1.14

Specifications

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Schedule 4.1

Minimum Order of Product

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Schedule 4.2(e)

Sample Certificate of Analysis

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Schedule 5(a)

Initial Purchase Price of Product

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Schedule 10.4

Pharmacovigilance Agreement—See Following Quality Agreement

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

QUALITY AGREEMENT

This Quality Agreement (“Quality Agreement”) is made and entered into as of the ___ day of _______, 2013 (“Effective Date”) by and between Biomet 3i LLC (“Biomet 3i”) having an address at 4555 Riverside Drive, Palm Beach Gardens, Florida 33410 and INNOCOLL Pharmaceuticals Limited (“Manufacturer”) having an address at Athlone Business & Technology Park, Garrycastle, Athlone, Co. Westmeath Ireland.

Whereas, on the ___ day of _______, 2013, Biomet 3i and Manufacturer entered into that certain agreement for the production by Manufacturer of certain goods and products (“Products”) for Biomet 3i and for Biomet 3i to distribute the Products (“Exclusive Distribution Agreement”);

Whereas, Biomet 3i and Manufacturer desire to supplement the Exclusive Distribution Agreement with the terms and provisions of this Quality Agreement;

Now therefore, for good and valuable consideration, the parties hereto hereby agree as follows:

1.	Manufacturer shall produce all Products in accordance with all applicable regulatory laws, rules, and regulations. Manufacturer will permit Biomet 3i, or its designated representatives, to perform vendor audits of Manufacturer’s facilities and procedures. Manufacturer will notify Biomet 3i of any FDA inspections, observations, and/or FDA Form 483’s. Any FDA Form 483’s shall be given to Biomet 3i in writing within thirty (30) days of the issuance. Further, Manufacturer will provide Biomet 3i with a Certificate of Compliance, a Sterilization Certificate (if applicable) and certification of non-pyrogenicity (if applicable) for each batch/lot of Products shipped. Manufacturer will allow Biomet 3i, or its designated representatives, subject to the confidentiality provisions herein, to inspect the Products’ design history files, if applicable, and will also allow confidential access to all technical documentation necessary to demonstrate compliance with Quality System Regulations, ISO Standard 13485, Canadian Medical Device Regulations, Japan Quality Management System, National Health Surveillance Agency, the European Medical Device Directive, and other Regulatory Agencies, as applicable. Additionally, Manufacturer will notify Biomet 3i of any proposed changes in raw materials, components, processes, or labeling, at least ninety (90) days prior to such action. Manufacturer covenants and guarantees that Products sold pursuant to the Exclusive Distribution Agreement will not be adulterated or misbranded within the meaning of The Federal Food, Drug and Cosmetics Act (hereinafter the “Act”) and further covenants and guarantees that Products sold pursuant to this Exclusive Distribution Agreement are not barred from introduction into interstate commerce under the provisions in Sections 404, 505 or 512 of the Act.

2.	All customer complaints for the Products will be processed through Biomet 3i’s Post Market Regulatory Department. Once a complaint has been received, it is the responsibility of Biomet 3i to forward a copy of the complaint within thirty (30) days to Manufacturer. If Manufacturer directly receives a complaint relating to the Products, Manufacturer will notify Biomet 3i within thirty (30) days. Manufacturer agrees to perform an investigation of each customer complaint and forward complaint results in writing to Biomet 3i within sixty (60) days. Biomet 3i agrees to complete the complaint file and respond to the customer. Manufacturer shall provide such assistance and information as Biomet 3i reasonably requests to fulfill its Medical Device Reporting requirements under 21 C.F.R. Part 803, as may be amended from time to time.

3.	Quality management procedures, design history file, if applicable, and all batch and validation records related to the Products shall be maintained by Manufacturer in accordance with 21 C.F.R. Part 820 and shall be made available for inspection by Biomet 3i and/or any relevant regulatory authorities.

4.	If either party in good faith determines that a removal, correction, or other field action involving the Product(s) is warranted, such party shall notify the other party in writing and shall advise such other party of the reasons underlying its determination that a removal, correction, or other field

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

action is warranted. The parties shall consult with each other as to any action taken in regard to such removal, correction, or other field action. If any of the Products are the subject of a recall, market withdrawal, or correction the parties shall cooperate in the handling and disposition of such recall, market withdrawal or correction. If after consultation, Biomet 3i in good faith believes that such a removal, correction, or filed action should be undertaken with respect to the Products or the Product’s labeling, the parties shall cooperate in carrying out the same. Likewise, if after consultation, Manufacturer in good faith believes such a removal, collection, or field action should be undertaken with respect to one or more Products or the Product’s labeling, the parties shall cooperate in carrying out the same.

5.	Manufacturer shall submit to the FDA any necessary reports of removals, corrections or other filed actions, as required under 21 C.F.R. part 806, and shall be responsible for drafting any notification of removals and corrections with respect to the Products and Product labeling. Each party shall within fifteen (15) days thereafter provide the other party with a copy of all such reports as filed with the FDA, with the exception of any confidential, trade secret, or proprietary information. Manufacturer shall be responsible for the costs of such recall, market withdrawal, or correction, except to the extent that such recall, market withdrawal, or collection is due to Biomet 3i’ improper storage, handling, distribution, or marketing of the Products.

6.	In the event of a conflict between the Exclusive Distribution Agreement and this Quality Agreement, the terms and provisions of this Quality Agreement shall govern and control.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

In witness whereof, the parties hereto have executed this Quality Agreement as of the date first above written.

BIOMET 3i LLC

By:

Its:

INNOCOLL PHARMACEUTICALS LIMITED

By:

Its:

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